SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WORKFLOW MANAGEMENT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORKFLOW MANAGEMENT, INC.

240 ROYAL PALM WAY

PALM BEACH, FLORIDA 33480

SUPPLEMENT

TO

PROXY STATEMENT DATED FEBRUARY 25, 2004

This supplement to proxy statement supplements and amends our proxy statement dated February 25, 2004 relating to the solicitation of proxies by the Board of Directors of Workflow Management, Inc. with respect to Workflow’s special meeting of stockholders scheduled for March 30, 2004. The special meeting of stockholders has been postponed to April 1, 2004 at 4:00 p.m., local time, at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida, 33406. The information contained in this supplement shall be deemed to be a part of and should be read in conjunction with the information contained in the proxy statement.

Increased Merger Consideration

The Company’s stockholders are being asked to consider and vote upon a proposal to approve the agreement and plan of merger, dated as of January 30, 2004, by and among Workflow, WF Holdings, Inc., and WFM Acquisition Sub, Inc., and the merger of Acquisition with and into Workflow, with Workflow continuing as the surviving corporation. As reflected in our proxy statement, pursuant to the merger, each share of Workflow common stock outstanding immediately prior to the merger was to have been converted into the right to receive a cash payment of $4.87 per share, unless stockholders properly perfect appraisal rights under Delaware law.

Workflow, WF Holdings and WFM Acquisition Sub have amended the agreement and plan of merger to increase the amount of cash consideration to be paid in connection with the merger. A copy of the amendment to the agreement and plan of merger is attached to this supplement as Exhibit A. Under the amended terms of the agreement and plan of merger, pursuant to the merger, each share of Workflow common stock outstanding immediately prior to the merger will be converted into the right to receive a cash payment of $5.375 per share, unless stockholders properly perfect appraisal rights under Delaware law. Accordingly, each reference to the $4.87 price per share in the proxy statement should be replaced with a reference to $5.375.

The amendment to the agreement and plan of merger does not amend any other terms of the merger.

Dated: March 30, 2004

By Order of the Board of Directors,

Gerald F. Mahoney

Chairman of the Board

EXHIBIT A

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

Amendment to the Agreement and Plan of Merger, dated as of March 29, 2004, by and among Workflow Management, Inc., a Delaware corporation (the “Company”), WF Holdings, Inc., a Delaware corporation (“Parent”), and WFM Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Sub have entered into that certain Agreement and Plan of Merger, dated as of January 30, 2004 ((the “Merger Agreement”), pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company and, in connection therewith, the Company’s stockholders would receive $4.87 per share; and

WHEREAS, the parties desire to amend the Merger Agreement to provide that, in connection with the Merger, each of the Company’s stockholders would receive $5.375 per share.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

1. Amendment. The first sentence of Section 2.7(a) is hereby amended and restated to read in its entirety:

“Except as provided in clauses (b) and (c) below, each share of Company Common Stock (as defined in Section 4.2(a)) issued and outstanding immediately before the Effective Time (such shares of Company Common Stock, other than shares described in clauses (b) and (c) below, are hereinafter referred to as the “Shares”) shall be converted into the right to receive $5.375 (the “Per Share Amount”) in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share or an affidavit with respect thereto, in each case in accordance with Section 2.8.”

2. Conditions. The effectiveness of this Amendment is conditioned on the receipt by the Company and Parent of a duly and validly authorized and executed consent by the Company’s senior lenders to (a) the transactions contemplated hereby, and (b) the amendment of the Second Amended and Restated Credit Agreement, as amended, among the Company and such senior lenders, to delete Section 3.04 thereof in its entirety and to confirm that the Deferral Payment Date (as defined therein) shall be April 30, 2004.

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3. Representations and Warranties.

(a) The Company has the necessary corporate power and corporate authority to enter into this Amendment and, subject to obtaining any necessary stockholder approval for the Merger, to carry out its obligations hereunder. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Company’s stockholders in accordance with the Delaware Act. This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has taken all requisite actions such that the representations and warranties of the Company set forth in Section 4.20 of the Merger Agreement shall remain true and correct.

(b) Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Amendment and to carry out its respective obligations hereunder. The execution and delivery of this Amendment by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, respectively. This Amendment has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

4. Miscellaneous.

(a) Except as modified hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified in all respects.

(b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State without regard to principles of conflicts of laws therein.

(c) This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

(d) Capitalized terms used but not defined herein shall have the meanings given such terms in the Merger Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WORKFLOW MANAGEMENT, INC.

By:	/s/ Gerald F. Mahoney

Name:	Gerald F. Mahoney
Title:	Chairman of the Board

WF HOLDINGS, INC.

By:	/s/ Greg C. Mosher

Name:	Greg C. Mosher
Title:	President

WFM ACQUISITION SUB, INC.

By:	/s/ Greg C. Mosher

Name:	Greg C. Mosher
Title:	President

[SIGNATURE PAGE TO AMENDMENT]

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